Exhibit 10.11

ZHEJIANG CHOUZHOU COMMERCIAL BANK

Zhejiang Chouzhou Commercial Bank Co., Ltd.

Working Capital Loan Contract

Contract number:

Lender: Zhejiang Chouzhou Commercial Bank Co., Ltd., Wenzhou Branch

Borrower: Zhejiang Leiya Electronics Co., Ltd.

Contract is signed at Wenzhou

In view of the application made by the borrower, the lender has reviewed and approved the application and agreed to lend the working capital loan to the borrower. In order to confirm both parties’ rights and obligations and abide by the credit, both parties agree to enter this agreement according to the laws and regulations of the People’s Republic of China on the basis of equality and mutual discussion.

Article 1 Definitions and interpretation

Unless agreed otherwise in writing, the following terms under this contract shall be defined and interpreted as follows:

1. “Working capital loan” refers to the local and foreign currency borrowed by the borrower and granted by the lender for the purpose of daily operation and business of the borrower;

2. Terms under Article 6 of this contract shall be defined and interpreted as follows:

“Fixed interest rate” refers to the interest rate that remains the same during the term of the loan;

“Floating interest rate” refers to the interest rate that changes during the term of the loan according to the floating cycle and floating method agreed by the borrower and the lender;

“Floating cycle” refers to the frequency that the loan interest rate changes as agreed by both the borrower and the lender;

“Floating method” refers to the adjustment method of the interest rate agreed by both the borrower and the lender, including “added and reduced base rate fluctuation”;

“Added and reduced base rate fluctuation” means the loan interest rate is determined according to the added/reduced points agreed in the contract by referring to the LPR of the corresponding period published the day before the loan is released by the national inter-bank lending center during the first floating period and the loan interest rate shall remain unchanged during the floating period; upon expiry of the floating period and entering the next floating period, the loan interest rate will be redefined according to the LPR plus/minus base points released in the previous one month by the national inter-bank lending center the day before the loan is released and loan interest rate shall remain unchanged during the floating period. Hence, the loan interest rate=LPR+/-base point.

“LIBOR” refers to London Inter-bank Offered Rate, and the currencies include U.S. dollar, euro, and Japanese Yen. The specific value shall be subject to the value forwarded by Zhejiang Chouzhou Commercial Bank.

“HIBOR” refers to Hongkong Inter-bank Offered Rate, and the specific value shall be subject to the value forwarded by Zhejiang Chouzhou Commercial Bank.

3. The “major transactions” under Article 14 of this contract shall refer to (including but not limited to) the following: the transactions that are definitely going to happen or may happen and will have severe impact on the basic structure of the borrower’s company, shareholder change, contingent liability, cash flow, profitability, essential business secret of the company, core competitiveness of the company, major assets of the company, major creditor’s right or debts of the company, capability to pay back debts, and ability to perform the contract, or any other transactions that are deemed to be major transactions by the lender and/or borrower.

4. The “major events” under Article 14 of this contract shall refer to (including but not limited to) the following: the events that are definitely going to happen or may happen and will have severe impact on the capability to perform duties by borrower’s company’s senior officers, employment and termination of core salesman of the company, essential business secret of the company, core competitiveness of the company, basic structure of the company, shareholder change, contingent liability, company existence, legality of business engaging, company’s stability, company’s development, profitability, capability to pay back debts, and ability to perform the contract, or any other events that are deemed to be major events by the lender and/or borrower.

5. The “working days” under this contract shall refer to the business days of the lending bank. During the term of this contract, if a certain drawdown or payback day is a non-business day, it shall be extended to the next business day.

Article 2 Descriptions to the signing parties

Please refer to Special term 1 of Article 23 under this contract.

Article 3 Loan amount

Please refer to paragraph 1, Special term 2 of Article 23 under this contract. If the loan amount agreed in this contract is inconsistent with the loan amount recorded in the loan document, the loan amount in the loan document shall prevail.

Article 4 Purpose of the loan

Please refer to paragraph 2, Special term 2 of Article 23 under this contract.

Without the lender’s written consent, the borrower shall not use the loan for any other unauthorized purpose.

Article 5 Loan term

1. Please refer to paragraph 3, Special term 2 of Article 23 under this contract for loan term. If the loan term agreed in this contract is inconsistent with the loan term recorded in the loan document, the loan term in the loan document shall prevail.

2. When the drawdown prerequisites agreed in Article 7 of this contract have been met, the lender shall pay the loan funds in accordance with Article 8 under this contract.

3. The lender is entitled to release loan funds under following conditions: whether the loan meets with the laws, regulations, policies, drawdown prerequisites agreed in the contract, payment terms for the loan funds, the time required for signing the contract and providing guarantee, and other factors deemed necessary by the lender. If the borrower fails to meet with the agreed drawdown prerequisites or loan funds payment conditions, the lender is entitled to stop the loan, stop paying the loan funds or terminate the loan contract and the borrower shall be held liable for breach of contract.

4. If the lender collects the loan funds in advance according to the circumstances set forth herein, the maturity date of the loan shall be advanced accordingly.

Article 6 Interest rate and calculation of interest

1. Please refer to Special term 3 of Article 23 under this contract. If the loan interest rate agreed in this contract is inconsistent with the loan interest rate recorded in the loan document, the loan interest rate in the loan document shall prevail.

2. Interest shall be charged from the date when the principal of the loan in local and foreign currency is transferred to the borrower’s account by the lender as agreed in this contract. The interest is calculated in the following formula: interest=principal x number of days of borrowing x daily interest rate.

3. Daily interest rate=annual interest/360; monthly interest rate=annual interest/12.

4. Loan Prime Rate (LPR in short) refers to the basic lending reference rate released monthly by the national inter-bank lending center authorized by the People’s Bank of China. Currently LPR has become a reference benchmark for pricing the loans in RMB. The LPR when the loan is released refers to the LPR published at the same time for the same grade as the LPR released by national inter-bank lending center the day before the loan is released.

5. In the event the country adjusts the LPR, the creditor shall be entitled to follow the national interest rate policy, based on the principle of fairness and honesty, and refer to the industrial practice and interest rate conditions to redefine the rate under the contract for the loans in RMB released under this contract. If the debtor has any objections, they shall discuss with the creditor in a timely manner. If the negotiation fails, the creditor has the right to collect the loan back in advance and the debtor is obliged to pay back the remaining principal and interest of the loan immediately, otherwise it shall be deemed that the modified loan interest rate is accepted by the debtor.

Article 7 Drawdown prerequisites

1. The borrower shall only apply to borrow the loan under this contract after the borrower has met with all the following drawdown prerequisites required by the lender:

(1) The borrower has delivered following documents to the lender, and the information contained in the documents hasn’t changed and continues to be valid, or there are changes and the borrower has provided satisfactory explanation and description to the lender:

① Loan application form, the content of the form shall include but not limited to the following: amount of the loan, purpose of the loan, term of the loan, source of income for repaying the loan, repayment method, payment or trading object and so on;

② Inspected and accepted business license of the borrower or borrower’s legal person certificate for public institutions, compliant tax registration certificate, certificate of organizational code, articles of association, previous capital verification reports, loan card and code, name list and signature sample of legal representative, member of board of directors and key managers and financial officer whose name filed with Administration for Industry and Commerce; valid identification document of legal representative or authorized representative, and other necessary company documents required by the lender;

③ The truthful, legitimate and valid resolutions reached in the board or shareholder’s meetings convened in accordance with legal procedures and approved by a quorum or by a vote of shareholders agreeing to apply to the lender for the loan, specifying the purpose of the loan and accepting the loan conditions required by the lender, or any other documents deemed necessary by the lender;

④ Financial statements accepted by the lender for the last three years (together with auditing report and notes), current financial statement as well as last financial statement for the same period; if the company is less than three years old, please provide all the financial statements after it was established;

⑤ Information about associated enterprises;

⑥ If temporary working capital loan is requested, it is necessary to provide purchase contract, order agreement, debt verifications and other relevant documents or materials;

⑦ If mortgage/pledge is proposed, it is necessary to provide ownership document for materials under the mortgage/pledge, valuation report; mortgage/pledge procedures have been completed according to laws and regulations; originals of ownership documents and registration documents have been provided to the lender as required; if third party guarantee is required, it is also necessary to provide guarantee documents by referring to the requirements stated in paragraphs 2 to 4 above and make sure the guarantee documents have already taken effect and will continue to be valid;

⑧ If lender requires insurance on the materials under mortgage/pledge, the materials must have been insured with the lender being the first beneficially and the original policy has been provided to the lender and such insurance will continue to be valid;

⑨ Enterprises in special industries must provide the business license or qualification for special industries issued by competent authorities;

⑩ Notarized copies must be provided as well if they are required by the lender;

⑪ The borrower has opened an account at the lender’s bank as required by the lender and voluntarily accepts the lender’s supervision and payment settlement monitoring and has made all the necessary payments required by the lender under this contract;

⑫ If the borrower applies for a loan in a foreign currency, it is necessary documents to verify the purpose of the foreign exchange loan as well as approval documents from relevant department; the application must also meet with foreign currency administration policies;

⑬ The VAT, business tax and income tax return forms as required by the lender;

⑭ Other documents, statements and verifications required by the lender.

(2) The borrower is established in accordance with law and its business and production comply with the laws, regulations and the borrower must have ability for sustainable development and have legal source of income to pay back the loan;

(3) The purpose of the loan is definite, lawful and compliant;

(4) The statement and commitment made by the borrower in Article 12 under this contract is continuous, genuine and valid; the borrower is not involved in any breach of potential breach on or before the date the loan is released;

(5) The borrower has completed all the borrowing documents or receipts related to the loan release; such documents or receipts form an integral part of this contract and shall have the same legal force as this contract;

(6) The borrower has good credit standing and has no record of major misconduct; if the borrower is a newly established legal person, the controlling shareholder must have good credit standing and have no record of major misconduct;

(7) Other prerequisites as required by the lender.

2. The lender’s performance of its obligations under the contract shall be subject to the fulfilment of the drawdown prerequisites specified in this Article. The lender is entitled to unilaterally decide to reduce or waive part of the drawdown prerequisites however the borrower or its guarantor shall not use this condition as a defense against the lender.

3. The lender is entitled to adjust the loan release conditions according to whether the funding meets with laws, regulations and policies, whether the funding meets with the lender’s drawdown prerequisites, the signing of this contract and the corresponding guarantee agreement and duration of the guarantee. If the borrower fails to meet with the drawdown prerequisites, the lender is entitled to cancel the loan release application or terminate this lending contract and any liabilities or losses arising thereof should be under the account of the borrower.

4. If according to the lender’s review, the borrower has met with the drawdown prerequisites agreed herein, the lender shall pay the loan fund according to the conditions agreed in Article 8 of this contract.

Article 8 Account monitoring and payment of the loan fund

1. Account monitoring

According to the Interim Measures for the Administration of Working Capital Loans issued by the China Banking Regulatory Commission, the borrower undertakes that it has fulfilled the drawdown prerequisites stipulated in the contract before applying for the loan release and accepts the lender’s monitoring to ensure that the loan funds are meant for the agreed purpose. The lender is entitled to monitor the basic settlement account, general settlement account, and designated settlement account opened by the borrower and control the loan fund release, payment and use of repayment in the forms agreed in this contract.

The borrower’s basic settlement account or general settlement account or designated settlement account opened with us by the borrower will be used as withdrawal of funds account. The lender can also negotiate sign separate account management agreement with the borrower to specify the management of collection of funds in and out of designated account according to the borrower’s credit standing and financial conditions. The lender is entitled to recover loan in advance according to the borrower’s withdrawal of funds.

2. Payment of loan funds

(1) The lender has the right to manage and control the payment of borrowed funds by means of payment authorized by the lender or independent payment made by the borrower.

① “Lender-authorized payment” means the borrower authorized the lender to pay the loan funds to the counterparty agreed for the contractual purpose.

If the “lender-authorized payment” is selected, the borrower must provide documents complying with the contractual purpose for the lender’s review approval prior to the loan fund release so that the loan fund can be paid to the borrower’s counterparty via the borrower’s account in a timely manner.

When the “lender-authorized payment” is selected, after the loan fund is paid to the borrower’s counterparty, if the loan fund is returned due to the cancellation, termination or invalidation of the trading contract, the lender is entitled to request recovery of the loan in advance according to the provision stipulated in Article 13 under the contract.

② “Independent payment” made by the borrower means the lender releases the loan fund to the borrower’s account and the borrower can independently pay to its counterparty agreed for the contractual purpose.

If the “independent payment” method is chosen, the borrower shall regularly report the summary of the loan fund payment to the lender and the lender is entitled to review whether the loan fund payment meets with agreed contractual purpose in the form account auditing, documents inspection and on-site investigation.

(2) Authorized payment

If any of the following loan fund payment occurs, the “lender-authorized payment” shall apply:

① The borrower and lender establish new credit business and the borrower’s credit rating is below BBB (including BBB). The “new credit business” means that the lender and borrower establish the credit business for the very first time or no credit business has occurred in the last two years;

② Working capital borrowing for replacement purpose;

③ There is a definite subject for the payment to be made to and the amount of a single payment reaches the requirements for “authorized payment” agreed in the contract; please refer to paragraph 2, Special clause 4 of Article 23 under the contract for requirements for “authorized payment”;

④ Other circumstances that the lender thinks authorized payment should apply.

(3) During the loan release and payment process, if any of the following occurs to the borrower, additional loan release and payment conditions shall be added as required by the lender; and the lender is entitled to adopt more stringent loan release and payment conditions and it has the right to stop the loan release and payment, and also take necessary actions according to the provisions agreed in paragraph 2 of Article 15:

① Dropped credit rating;

② Abnormal use of loan fund (including but not limited to the circumstances of not using the loan fund as agreed in the contract);

③ Violation of contractual agreement and avoid authorized payment by breaking payment into small parts;

④ Other circumstances that the lender deems necessary.

Article 9 Repayment of loan principal and interest

1. The repayment of the principal of the loan under this contract shall refer to the provision stipulated in paragraph 1, Special term 5 of Article 23 herein.

2. The borrower shall repay the principal and interest of the loan in full on the repayment date and interest settlement date agreed herein. If the borrower fails to repay the principal and interest in time, the lender has the right to deduct the fees and loan principals and interest payable by the borrower from the accounts opened by the borrower at the lender’s bank or any branch of the lender’s bank system in accordance with the banking regulations in the order specified in lender’s internal requirements.

3. If the loan repayment date is not a business day of the lender, the repayment date shall be extended to the next business day. Such non-business day of the lender shall be counted in the number days of the loan. When the borrower is paying back the last lot of principal, it shall pay off all the principal and outstanding interest without being bound by the interest settlement date stipulated in Article 6 of this contract.

4. If the borrower is unable to pay off the entire loan under the contract and extension is required, it shall apply for a loan term extension in writing 10 days before the expiry date of the loan. After the lender reviews and approves the application, both parties shall sign a separate Loan Term Extension Contract as a supplementary agreement to this contract.

5. Loan repayment in advance

The borrower shall pay back the principal and interest of the loan as agreed herein.

If the borrower wants to pay back part or all of the principal and interest of the loan in advance, it shall give 15 days’ written notice to the lender and the lender’s written consent is required. The interest for the principal and interest of the loan to be paid back in advance shall be calculated according to the loan interest rate agreed in the contract according to the actual period the principal and interest of the loan are used. The lender shall no longer adjust the interests that have already occurred before the early repayment.

The borrower agrees to pay the lender an early repayment indemnity and authorizes the lender to directly charge the indemnity against the borrower’s account, and the borrower shall make sure the balance of its designated cheque account shall not be lower than the sum of the principal of the loan paid back in advance and the indemnity on the early repayment date agreed by both parties.

If the borrower pays back the principal and interest of the loan in advance, the payment of the indemnity shall refer to the paragraph 2, Special clause 5 of Article 23 herein.

6. The borrower hereby irrevocably authorizes the lender to take deductions from any of the borrower’s account, including but not limited to principal of the loan and other fees and charges, without going through judicial procedures if the borrower fails to perform the contract or breaches the contract terms.

Article 10 Guarantee

1. The guarantee under this contract shall refer to Special clause 6 of Article 23 herein.

2. Before the guarantee contract under this contract is signed and guarantee process is completed, the lender shall have the right to suspend the performance of the loan release and other obligations hereunder.

Article 11 The rights and obligations of both parties

1. Lender’s rights and obligations

(1) Lender’s rights

① The right to ask the borrower to pay back the loan principal and interest on agreed date;

② The right to request the borrower to provide documents and materials related to the borrowing;

③ The right to access the borrower’s production and financial conditions;

④ The right to monitor make sure the borrower comply with the agreed purpose of the loan use;

⑤ The right to monitor the loan use and raise requests;

⑥ The right to deduct principal and other costs from the borrower’s account;

⑦ The lender has the right to transfer all or part of its creditor’s right and security interest to any third party at any time without borrower’s consent. If the lender transfers its loan rights and security interests under the contract, the borrower shall continue to assume all of its obligations under the contract;

⑧ If the borrower fails to pay back the principal and interest of the loan as agreed herein or fails to settle the principal and interest repayment, the lender shall have the right to disclose such failure to the credit reporting center of People’s Bank of China or news media and take legal actions including debt collection, litigation or arbitration;

⑨ The right to make unilateral decision to collect the debt in advance according to the borrower’s withdrawal of funds condition;

⑩ Other rights stipulated by laws, regulations, policies or other rights agreed in this contract.

(2) Lender’s obligations:

① Release and pay loan funds as agreed in the contract;

② Keep the borrower’s debts, finance, production, and business confidential except the following:

(a) Required by laws and regulations;

(b) Required by supervisory agencies;

(c) Disclosure to the lender’s partners.

2. Borrower’s rights and obligations

(1) The borrower shall have the following rights:

① The right to withdraw and use all the loan fund as agreed in the contract;

② The right to ask the lender to keep its documents and information confidential as agreed in the contract.

(2) Borrower’s obligations:

① Truthfully provide all the documents and materials required by the lender, including information about the opening bank, bank account number and balance of deposits and loans, and cooperate with the investigations, reviews and inspections initiated by the lender;

② Accept the lender’s supervision or investigation of its credit funds and its business production and financial activities, and take appropriate actions according to the lender’s suggestions or requirements;

③ Use the loan for the purpose agreed in the contract only and make sure the loan is not used for investment in fixed assets; do not use the loan for the production and business purpose forbidden by the country; do not use the loan for equity of stock investment; do not use the loan to buy or sell negotiable securities, futures or real estate properties; do not engage the loan fin inter-business lending and other illegal activities restricted by the country; do not misuse or misappropriate the loan in any other unauthorized ways;

④ Allows the lender to monitor the borrower’s accounts and manage the payment of the loan funds as agreed in Article 8 of this contract;

⑤ Pay back the principal and interest of the loan in full as agreed in the contract;

⑥ Do not transfer all or part of its debts under the contract to any other third party without written consent from the lender;

⑦ Bear all the expenses related to this contract, including but not limited to notarial cost, verification and appraisal cost, and the cost incurred by the lender for realizing its creditor’s right;

⑧ Do not reduce registered capital in any way;

⑨ Before any merger, division, equity transfer, external investment, substantial increase in debt financing and other major event happens, the borrower shall obtain lender’s written consent in advance and actively coordinate with the lender to guarantee the full repayment of the principal and interest of the loan under the contract as required by the lender, including but not limited to:

(a) Apply for a loan or liability from a third party including a bank, or provide a loan to a third party, or provide guarantee for a third party’s debt, and other activities that will substantially increase the debt or affect or might affect the repayment of the principal and interests;

(b) To carry out major changes in property rights and adjustments to operation methods (including but not limited to signing joint ventures and cooperation agreement with foreign business operators in Hongkong, Macau and Taiwan; cancel, close, shut down business operation, or change the line of production; carry out equity transfer; restructure, establish or change into a shareholding company; carry out foreign investment; buy shares or invest in a shareholding company or investment company by using fixed assets such as properties, machines and equipment or intangible assets such as trademark, patent, proprietary technology or land use right; conduct trading in property rights and business operation rights in the form of leasing, contracting, joint venture and trust).

⑩ If any of the following occurs, the borrower must notify the lender immediately and take appropriate actions according to the lender’s suggestions or requirements to ensure full repayment of the principal and interest of the loan under the contract:

(a) Substantial financial loss, asset loss or other financial crises occurs;

(b) Suspension of business, cancellation or deregistration of business license, or applying for or being asked to apply for bankruptcy or dissolution;

(c) Other controlling shareholders and associated companies encounter major crises in business operation or finance, which will impact the normal course of the business;

(d) The legal representative, director, or key management staff changes, which will impact the normal course of the business;

(e) Major change to the shareholder or equity of the borrower;

(f) Substantive connected transaction occurs between the borrower and its controlling shareholders and associated companies, which will impact the normal course of the business;

(g) Any legal action, arbitration or criminal and administrative penalties that may cause severe negative impact on the operation or financial status of the company;

(h) Other major events that may impact on its debt repaying ability.

⑪ Upon request by the lender (and such request is notified to the borrower in advance in an appropriate manner unless such notice is unable to be delivered due to breach of contract or potential breach of contract or as a result of special circumstances), the lender’s representative may conduct following activities within normal business hours:

(a) Access the place where the borrower’s business activities are conducted;

(b) Inspect the borrower’s venue, facilities, plant and equipment;

(c) Review the borrower’s accounts records and all other records;

(d) Inquire the borrower’s employees, agents, contractors, and subcontractors who have or may have knowledge of the information required by the lender.

⑫ The borrower must sign on the collection letter or documents sent by the lender to the borrower or otherwise served by the lender and return the receipt to the lender.

Article 12 Borrower’s representation and commitment

The borrower voluntarily makes following representation and commitment and takes legal responsibility for the authenticity of the contents contained thereof:

1. The borrower is a legal enterprise established in accordance with the law of the People’s Republic of Law with legal existence and complete civil capacity. The borrower undertakes to provide relevant verifications, permits, certificates and other documents required by the lender.

2. The borrower has sufficient capacity to perform all the obligations and responsibilities under this contract, which will not reduce or waive its liquidating liability due to any directions, change of financial conditions, or signing of any agreement with any entities;

3. The borrower has full power, authority and legal rights to enter this contract; the borrower has obtained and completed all the approval and authorization or other process required for signing and performing this contract; it has obtained and completed all the approval, registration, authorization, consent from all necessary government departments or other authorities or other process required for signing and performing this contract; and all the approval, registration, consent, permit, authorization, and other procedures required for signing this contract will continue to remain legal and valid.

4. The signing of this contract by the borrower fully complies with the articles of association, internal decisions and resolutions of the shareholder’s meeting or board meetings of the borrower. This contract is not in conflict with the articles of association, internal decisions and resolutions of the shareholder’s meeting or board meetings, or any policies of the borrower.

5. Signing and performance of this contract is the truthful representation of the borrower. The borrowing meets with the requirements of the laws and regulations. The signing and performance of this contract does not violate any laws, regulations, rules or contractual agreements binding on the borrower. This contract is legal, valid and enforceable. If due to the borrower’s default of rights at the time of signing or performance and make this contract becomes invalid, the borrower shall immediately indemnify the lender against all the losses and damages unconditionally.

6. All the documents, financial statements and other materials provided by the borrower to the lender as required by the contract are true, complete, accurate and valid and the borrower will continue to maintain all the financial requirements requested by the lender.

7. The borrower agrees that the loan business under this contract is bound by the lender’s rules and business practice. The interpretation right belongs to the lender. The lender has the right to recover the loan early according to the borrower’s withdrawal of funds condition.

8. If the borrower fails to perform obligations agreed in the contract, the borrower hereby authorizes lender to take deductions directly from any accounts opened by the borrower at the lender’s bank or any branch of the lender’s bank system.

9. If the borrower provides any documents related to a specific transaction for the lender to review, whether before or after signing the contract, the borrower guarantees the truth of all the documents, and the lender shall only need to determine the superficial authenticity of the documents and the lender shall neither participate nor have knowledge of nor take any responsibility for the transactions engaged by the borrower.

10. The borrower confirms that, except where it has already been disclosed in writing to the lender, it has not hidden any of the following events that have already occurred or are about to occur which may cause the lender to disapprove release of the loan under the contract:

(1) The debt or contingent liability undertaken by the borrower, including but not limited to any mortgage, pledge, encumbrances or other debt liabilities on the borrower’s assets or income that are not disclosed to the lender;

(2) Major violations of discipline or law or claims in relation to the borrower’s key management staff;

(3) The borrower breaches the debt liability contract entered between the borrower and any other creditors;

(4) There is no legal action, arbitration, or administrative proceedings against the borrower that the borrower is aware of, or any other liquidation, shutdown or other similar actions against the borrower raised by the borrower or any other third parties;

(5) Any other circumstances that may affect the borrower’s financial conditions and debt repaying ability.

11. The borrower undertakes to use the loan for the purpose agreed in the contract and will not use the loan for any other purposes against what is agreed in the contract. The borrower agrees to accept and coordinate with the lender with their loan payment management, post-loan management and relevant inspection, and cooperate with the lender’s monitoring, inspection and stocktaking of borrower’s use of the loan, borrower’s business operation, financial activities, inventory, asset and liability, bank saving, and cash balance or other requirements that are deemed necessary by the lender.

12. Provide the guarantee that is deemed sufficient and valid or appropriate and acceptable by the lender. If the guarantee under this contract is a property mortgage, and the borrower and the mortgagee have knowledge about the demolition of the property under mortgage, they must advise the lender in a timely manner or set up new mortgage and sign a new mortgage agreement. After the termination of the previous property mortgage and before the new mortgage is registered, the lender must provide guarantee from appropriate guarantor; if compensation is provided to the demolished property, the lender shall have the right to request the mortgagor to open a designated security account or provide a deposit slip for the compensation money, which can continue to be used as mortgaged property.

13. The borrower shall not reduce registered capital in any way. It shall not transfer part or all of its liabilities under the contractor to any third party without the lender’s prior written consent. Before all the liabilities under this contract have been paid up, without written consent from the lender, the borrower shall not repay the debts with other creditors in advance.

14. In the event of any major adverse events that may affect the borrower’s debt repaying ability, it shall notify the lender in a timely manner; any merger, division, equity transfer, external investment and substantial increase in debt financing must obtain lender’s prior written consent first.

15. If the lender is involved in any legal action or arbitration or other type of dispute against the borrower or any third parties related to the borrower as a result of performance of its obligations, which causes the lender to engage in the disputes between the borrower and any third parties, any and all litigation or arbitration cost and lawyer’s fees incurred to the lender thereof shall be under the account of the borrower.

16. All loan settlements under this contract must be handled by the borrower via the loan settlement account opened at the lender’s bank.

Article 13 Early loan recovery

1. During the loan period, if any of the following occurs to the borrower or its guarantor (surety or mortgagee or pledgee), the lender shall be entitled to unilaterally stop paying unused loan to the borrower, recover all or part of the principal and interest of the loan and loan installments; if the lender recover one certain loan according the provisions under this contract, other unmatured loans shall be deemed to have matured in advance as well:

(1) The borrower provides false documents of conceals important business and financial conditions, and any verifications and documents and any statement made in the representation and commitment under Article 12 of this contract are proved to be untrue, inaccurate, incomplete or deliberately made to mislead;

(2) Change the purpose of the loan without lender’s authorization, misuse the loan or use to loan to engage in illegal or improper trading;

(3) Make use of the false contract entered with the associated parties, and take advantage of the creditor’s right including bills receivable and accounts receivable without actual trading background to receive discount or pledge from the lender and capture the lender’s capital or authorization;

(4) Refuse to receive lender’s monitoring and inspection of its loan fund use and financial activities;

(5) Occurrence of major events including merger, division, acquisition, restructuring, equity transfer, external investment, and substantial increase in debt financing, which are deemed to affect the security of the loan according to the lender;

(6) Deliberately attempt to avoid the lender’s creditor’s right through connected transactions;

(7) Deterioration of the credit standing and significant reduction in debt repaying ability (including contingent liabilities);

(8) Cross defaulting agreed in Article 16 of this contract by the borrower or borrower’s associated enterprises and guarantor or guarantor’s associated enterprises;

(9) The borrower fails to pay back the principal, interest and fees for any fund under this contract within prescribed time frame;

(10) The borrower stops paying back its debts or is unable or indicates that it’s unable to pay back the debts that are due;

(11) The borrower or creditor of borrower’s contingent liabilities, or its guarantor closes down, becomes suspended, or is announced to be bankrupt, dissolved, or has its business license revoked, cancelled, or becomes engaged in major financial disputes or its financial condition deteriorates;

(12) The borrower fails to perform its obligations agreed in Article 11 and 14 under this contract or any other obligations agreed in this contract, or the guarantor fails to perform its obligations agreed in the guarantee agreement;

(13) The value of the collateral or pledged property has reduced or may drop significantly, or the pledged rights must be cashed in before maturity of the loan;

(14) Abnormal change, missing, or investigation or restriction of personal freedom by judicial authorities to the legal representative, key investor, director, supervisor, or higher management staff of the borrower or its guarantor (surety or mortgagee or pledgee), which has affected or may affect the performance of the obligations under this contract;

(15) Events otherwise agreed in this contract, or by referring to the borrower’s withdrawal of funds condition, and other events that harm, damage or may harm and damage the lender’s interests.

2. In the event of circumstances that result in early loan recovery, the lender may unilaterally decide whether it wants to grant grace period to the borrower according to the borrower’s business operation, financial condition and withdrawal of funds condition. If the lender decides to grant grace period to the borrower, and the borrower is still unable to take remedial measure or the remedial measure is not up to lender’s requirements within the grace period, the lender still can unilaterally decide to recover loan in advance; the lender may also choose not to grant any grace period to the borrower and directly request loan recovery in advance.

3. If early loan recovery occurs, the lender has the right to take necessary measures according to the provisions in paragraph 2, Article 15 of this contract.

Article 14 Borrower’s obligation to disclose major transactions and events

1. The borrower shall report the major transactions and events occurred in writing to the lender in a timely manner.

2. If the borrower is a group, the borrower shall report associated transactions amounting to at least 10% of the borrower’s net assets to the lender as required in a timely manner, including but not limited to:

(1) The associated relations of parties involved in the transaction;

(2) Transaction items and nature of the transaction;

(3) Amount or proportion of the transaction;

(4) Pricing policy (including transactions that don’t have amount available or only have symbolic amount).

Article 15 Liability for breach of contract

1. After this contract takes effect, both the borrower and the lender should perform their obligations under the contract. Failure to perform or partial performance of the obligations under the contract by either party shall be liable for breach of contract.

2. If the borrower fails to use the loan for the purposes agreed herein, or fails to make loan fund payment in agreed manner, fails to comply with the representation and commitment, or information contained in the loan application document is false, or major cross-breach event occurs or in the event of breach of any clause agreed herein, the lender shall have the right to take one or more of the following actions:

(1) Request remedy within specified time frame;

(2) Stop granting unreleased loan under the contract and stop paying unpaid loan fund under the contract;

(3) Request the borrower to provide additional loan release and payment conditions that are up to lender’s standard;

(4) Unilaterally decide on the early maturity of all or part of the debts;

(5) Unilaterally terminate this contract and request the borrower to pay the principal and interest of all the matured or unmatured loans and pay or compensate for relevant losses, fees and charges;

(6) Request the borrower to pay for the penalty if the loan becomes overdue; request the borrower to pay for the penalty if the borrower misuses the loan; and request the borrower to pay for the compound interest of unpaid interests;

(7) Request the borrower to add or replace guarantor, collaterals, pledge/pledged rights;

(8) Implement or realize the rights under any guarantee related to the loan;

(9) Directly deduct the principal and interest of the loan from any account (except provident fund, union fees and other non-profit account) opened by the borrower at the lender’s bank without going through any judicial procedures, or authorize the borrower’s opening bank to deduct the principal and interest of the loan from its bank account, including but not limited to the principal and interest of the loan and any other fees and charges agreed in the contract. If the currency in the account is different from the currency of the loan, the lender shall have the right to convert the currency into the loan currency according to the foreign exchange rate on the day to repay the principal and interest of the loan;

(10) Lodge a legal action or arbitration to request the borrower to pay off the loan principal and interest and all the cost arising from realizing the lender’s creditor’s rights shall be under the account of the borrower;

(11) The lender shall have right to seize or put a lien on any of borrower’s movable or fixed assets, tangible or intangible assets under the lender’s control or take any other measures that the lender deems appropriate;

(12) Any other measures in accordance with the laws, regulations or the contractual agreement or the lender deems necessary.

3. When the drawdown prerequisites and the loan fund payment conditions under this contract are met, but the lender fails to provide loan according to the date and amount agreed by both parties, which causes losses to the borrower, the lender shall compensate the borrower against all the direct economic losses caused. However, no matter under what circumstances, the lender shall not be liable for compensation against any foreseeable or unforeseeable indirect losses caused to the borrower.

4. If any of the following occurs to the guarantor under this contract (i.e. surety, pledgee, mortgagee), the lender shall have the right to take the measures agreed in Article 2 of this contract:

(1) The guarantor fails to provide guarantee as required by the contract or its credit standing deteriorates or other events that impair its ability to provide guarantee have occurred;

(2) The pledgee fails to provide guarantee as required by the contract, or deliberately damages the collateral, or the value of the collateral has significantly dropped, or other events that may impair the lender’s pledgee rights have occurred;

(3) The mortgagee fails to provide guarantee as required by the contract, or the value of the collateral has or might significantly dropped, or the mortgagee rights must be realized prior to loan repayment, or other events that may impair the lender’s mortgagee rights have occurred.

Article 16 Cross default

If any of the following occurs to the borrower or borrower’s associated enterprises or guarantor or guarantor’s associated enterprises, it shall be deemed as breach of contract by the borrower, and the lender shall have the right to recover the loan in advance according to the stipulation in Article 13 of this contract and ask the borrower to take liability for breach of contract according to Article 15 of this contract:

(1) Any loan, financing or debt have or may constitute breach or has been announced to mature in advance;

(2) Failure to perform any guarantee or similar obligations or there is the possibility of not performing such obligations;

(3) Failure to perform or breach the security for debt required in the legal document or contract or violation of similar obligations, or there is the possibility of non-performance or violations;

(4) Occurrence or potential occurrence of inability to repay matured debt or matured loan/financing;

(5) Announced or will be announced to be bankruptcy by legal proceedings;

(6) Transfer its assets or properties to other creditors;

(7) Other circumstances that may harm the security of the principal and interest of the loan under this contract.

Article 17 Continuity of obligations

All the borrower’s obligations under this contract should be continuous and will continue to have complete and equivalent binding force on its agent, receiver, assignee, or the new entity after merger, restructuring or renaming.

Article 18 Accelerated maturity of principal, interest and expenses

Both the borrower and its guarantor agree, once the borrower fails to perform the representation and commitment made in Article 12 of this contract, or the borrower fails to perform any of its obligations under the contract, the lender shall have the right to request immediate maturity of all principals and interests of matured and unmatured loans (including penalties and compound interests) under this contract.

Article 19 Applicable laws, jurisdiction and dispute resolution

1. The conclusion, effect, performance, cancellation, interpretation and dispute resolution of this contract shall be subject to the laws of the People’s Republic of China.

2. Please refer to Special clause 7 of Article 23 of this contract for the dispute resolutions under this contract.

3. Legal fees and lawyer’s cost paid by the other party and all the other fees arising from such legal action, including but not limited to property preservation cost, travel cost, notarial cost, translation cost, evaluation and auction cost shall be under the account of the losing party.

4. Arbitration cost and lawyer’s cost paid by the other party and all the other fees arising from the arbitration process, including but not limited to property preservation cost, travel cost, notarial cost, translation cost, evaluation and auction cost shall be under the account of the losing party.

5. During the litigation, arbitration and other dispute resolution process, the remaining clauses not related to the disputes shall continue to be observed.

Article 20 Correspondence, communications and notifications

1. Any correspondence, communications and notifications must be served to the other party by forwarding to the address, telephone, fax or any other communication method agreed in Special clause 1 of Article 23 under this contract.

2. If either party’s correspondence address changes, it shall notify the other party in party within three working days. If the party fails to notify the other party in time, which causes the other party to forward the documents, communications and notifications to the old address, any consequences arising thereof shall be under the liability of the defaulting party.

3. Any documents, communications and notifications, as long as they are served to above address, shall be deemed to have been properly served on the following dates:

(1) Any post (including courier post, standard post or registered post) shall be deemed to have been properly served on the fifth working day after being posted;

(2) Fax, WeChat, or other electronic communications shall be deemed to have been properly delivered on the day the message is sent;

(3) Personal delivery shall be deemed to have been properly delivered on the date it is received by the recipient.

4. Both parties agree, both parties’ company stamp, office stamp, finance stamp, contract stamp, correspondence stamp, and lender’s loan stamp are all valid stamps for both parties’ correspondence, communications and notifications. All staff members of the borrower can receive and sign the correspondence, communications and notifications.

Article 21 Effect of the contract and other matters

1. This contract shall enter into force after being signed and sealed by both parties.

2. During the term of this contract, any tolerance, grace, granted by the lender to the borrower or postponement in exercising its rights or interests shall not prejudice or affect or restrict any of the lender’s rights and interests under the law and this contract, and shall not be deemed as the lender’s waiver of its rights and interests under the contract, nor shall it prejudice the borrower’s obligations under this contract.

3. If due to changes in national laws, regulations and supervisory policies, which causes the lender’s loan release to be inconsistent with the laws, regulations and supervisory policies, the lender shall have the right to unilaterally terminate this contract and announce early maturity of all the released loans, and the borrower shall pay back all the loans as required by the lender.

4. If due to force majeure events, communication or network breakdown, lender’s system fault, the lender fails to release the loan or make payment in time, the lender shall not be held liable in any way provided that it notify such fault and breakdown to the borrower in a timely manner.

5. The lender shall have the right to authorize or request Chouzhou Commercial Bank’s branches to perform the rights and obligations under the contract (including but not limited to authorize Zhejiang Chouzhou Commercial Bank’s branch to sign relevant agreements) to meet with its business management requirements, or assign the loan under this contract to Zhejiang Chouzhou Commercial Bank’s branch to be managed there, and the borrower has approved such assignment, and above action from the lender shall not require the borrower’s consent.

6. The borrower agrees that the lender has the right to unilaterally reduce or cancel the unused loan amount under this contract according to the borrower’s production, repayment information and credit rating from other financial institutions. If the lender decides to reduce or cancel such loans, it shall give the borrower five working days’ notice, however the borrower’s consent is not required.

7. If at any time any clause under this contract becomes in any way illegal, invalid or unenforceable, it shall not affect or impair the legality, validity or enforceability of the remaining clauses.

8. The subtitles of this contract are for reference only and shall not be used to interpret this contract or used for any other purposes.

9. The appendix of this contract is an integral part of the contract and shall have the same legal force as this contract.

Article 22 Notary and voluntary enforcement

1. If the lender requests notary, this contract shall be notarized at the notary office approved in the country.

2. Notarized contract shall be enforceable. If the borrower fails to perform its debt obligation or in the event of realization of creditor’s right specified by laws, regulations and contract agreement, the lender shall have the right to apply to the People’s Court with jurisdiction right for enforcement.

Article 23 Special clause

1. Statement for the contractor

(1) The lender: Zhejiang Chouzhou Commercial Bank Co., Ltd. Wenzhou Branch Legal representative/responsible person: Xia Li

Contact phone: ________                 Fax:

Correspondence address: No. 42 Lucheng Road, Wenzhou City Post code:

(2) The borrower: Zhejiang Leiya Electronics Co., Ltd. Legal representative: Shengling Xiang

Contact phone: ___________                 Fax:

Correspondence address: No. 528 Binhai Fourth Boulevard, Wenzhou City Post Code:

2. Amount, purpose and term of the loan

(1) The loan amount (currency): RMB ________ (in words) ________

(2) Purpose of the loan: To purchase inverters

(3) Term of the loan: starting from ________ending on _________

3. Interest rate and calculation of interest

(1) The loan interest rate for RMB is charged according to option 1 below:

1. Fixed interest rate, which means interest rate will not change within the term of the contract. Details are as follows:

LPR release date		________	LPR interest rate	____%
S/N	Amount (Yuan)	☑ 1 year/ ☒ 5 years (LPR) interest rate (tick in the correct box)	Monthly rate ‰ applies	Annual rate % applies	Remark
1	¥20,000,000	☑ Add/ ☒ reduce by 315 base points (1 base point=0.01%)	-	-	-
-	-	☒ Add/ ☒ reduce by - base points (1 base point=0.01%)	-	-	-
-	-	☒ Add/ ☒ reduce by - base points (1 base point=0.01%)	-	-	-
Total	Amount (in words): Twenty million Yuan only

2. Flexible rate: rate will start being adjusted from the date it becomes adjusted. It will be based on the LPR for the term of the clause released by the national inter-bank lending center the day before the adjustment. The rate adjustment date will be the option / listed below:

(1) Adjusted annually, the rate adjustment day lands on the same date when the loan is released but in the next year. If there is no date exactly the same as the loan release date, the rate adjustment day shall land on the last day of the same month in the next year;

(2) Adjusted annually, the rate adjustment day shall be on the January 1 next year;

(3) Adjusted quarterly, the rate adjustment day shall be on the first day of each quarter;

(4) Adjusted monthly, the rate adjustment day shall be on the first day of next month;

(5) Adjusted according to the interest settlement date, the rate adjustment day shall be on the next day after the interest settlement;

(6) Other agreement (designated date for interest rate adjustment): / . The details are as follows:

LPR release date		-	LPR interest rate	-
S/N	Amount (Yuan)	☑ 1 year/ ☒ 5 years (LPR) interest rate (tick in the correct box)	Monthly rate ‰ applies	Annual rate % applies	Remark
-	-	☑ Add/ ☒ reduce by - base points (1 base point=0.01%)	-	-	-
-	-	☒ Add/ ☒ reduce by - base points (1 base point=0.01%)	-	-	-
-	-	☒ Add/ ☒ reduce by - base points (1 base point=0.01%)	-	-	-
Total	Amount (in words): -

3. Other ways to calculate interest rate: / .

(2) Interest rate for foreign currency will be charged according to option / below:

1. Fixed interest rate, and the rate will be / on / .

2. Flexible rate will be charged according to option / below:

(1) The interest rate will be based on the LIBOR for / month of the loan currency (add or minus) / %, and the flexible period will be / month.

(2) The interest rate will be based on the LIBOR for / month of the loan currency (Hongkong dollar only) (add or minus) / %, and the flexible period will be / month.

3. Other ways to calculate interest rate: / .

(3) To pay back the interest rate on the loan, the option 1 listed below will apply:

1. The 20th of each month (month/last month of each quarter) will be the interest settlement date for the loan under this contract. The borrower shall pay the interest for current loan period to the lender the next day after the interest settlement date and settle both the principal and interest on the expiry date of the loan.

2. Clear the interest together with the principal.

3. Other agreed repayment method: / .

(4) Penalty and compound interest

1. If the borrower fails to use the loan for the purpose agreed herein, the lender shall have the right to charge penalty starting from the date the loan is first misused. The penalty rate will be 100% over the loan interest rate; if the borrower fails to repay the loan within agreed time frame and also fails to reach an agreement with the lender regarding loan extension, which results in loan becoming overdue, the lender shall have the right to charge penalty on the overdue amount starting from the date it becomes overdue; the penalty rate will be 50% over the loan interest rate; the penalty repayment method will be the same as the method to repay the interest rate and principal of the loan as agreed in paragraph 3 of section 3 of this article.

2. If the borrower fails to pay interest and penalty in time, from the date it becomes owing, the lender shall have the right to charge compound interest according to the overdue penalty rate of the loan agreed herein until the borrower pays off unpaid interest.

3. If the loan interest loan is charged at fixed rate, the penalty rate shall be fixed as well; if the loan interest loan is charged at flexible rate, the penalty rate shall be flexible as well and its flexible period shall be the same as the flexible period for the interest rate.

4. Account monitoring and loan funds payment

(1) The loan fund will be paid in the option 1 below:

1. Payment authorized by the lender; 2. Payment paid independently by the borrower; 3. Combination of payment authorized by the lender and payment paid independently by the borrower.

(2) The “standard for authorized payment” under this loan means payment authorized by the lender shall apply if the borrower agrees with a single payment amount over 20,000,000 (including 20,000,000) Yuan (if the loan is in another currency, it shall be calculated according to the amount converted using the median price released by the lender on the payment date).

5. Repayment of principal of the loan

(1) The repayment of the principal shall be paid using the option 1 below:

1. Pay off the entire principal in a lump sum on the loan expiry date.

2. Pay off the principal in installments and the repayment amount and date are as follows: Repayment of / Yuan on / ; Repayment of / Yuan on / ;

Repayment of / Yuan on / ; Repayment of / Yuan on / ; Repayment of / Yuan on /; Repayment of / Yuan on / ; Repayment of / Yuan on / ; Repayment of / Yuan on /; Repayment of / Yuan on / ; Repayment of / Yuan on / ;

3. Other method to pay back the principal: / .

(2) If the borrower pays back the principal and interest in advance, option 1 listed below shall apply:

1. No compensation will be charged.

2. Compensation will be charged as agreed below:

(1) If the loan is paid back early within less than one year, 1% of the principal for amount paid early will be charged;

(2) If the loan is paid back early in more than one year but less than two years, 0.5% of the principal for amount paid early will be charged;

(3) No fees will be charged if the loan is paid back early in more than one years;

(4) No fees will be charged if the loan is paid back early but within 30 days before the expiry date.

3. Other method: / .

6. Guarantee

Following contracts will serve as guarantee for this contract:

1.	Mortgage Contract of Maximum Amount for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of 220201769520014606964;

2.	Guarantee Contract of Maximum Amount for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of 220201769510015106964;

3.	Guarantee Contract of Maximum Amount for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of 220201769510015206964;

4.	Guarantee Contract of Maximum Amount for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of 220201769510015306964;

5. / for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of / ;

6. / for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of / ;

7. / for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of / ;

8. / for Zhejiang Chouzhou Commercial Bank Co., Ltd. with the number of / ;

7. Dispute resolution

Any disputes as a result of this contract should be settled through friendly negotiation between the borrower and the lender; if such negotiation fails, both parties agree to resolve their dispute in the option 1 listed below:

(1) Lodge a complaint with the People’s Court where the lender (lender/borrower) is located;

(2) Apply to the / Arbitration Commission for arbitration. The applicable arbitration rules valid at the time of the arbitration shall apply. This arbitration award will be final and binding on both parties. The arbitration hearing will be held at / .

(3) Other method: / .

8. “Creditor’s right”, also known as the main creditor’s right, refers to the creditor’s right (including the principal, interest, penalty, compound interest, compensation, reparation for damages, and the fees for the creditor to realize its creditor’s right, and “the fees for the creditor to realize its creditor’s right” shall include but not limited to the litigation cost, arbitration cost, property preservation cost, enforcement application fee, lawyer’s fee, office cost, announcement cost, evaluation cost, verification cost, auction fee, sales cost, telecommunication fee, travel cost, and disposal cost) formed as a result of the borrower’s (the debtor) making an application to the lender (creditor)and has gained the lender’s review and approval. All the creditor’s rights owned by the lender against the borrower under this contract shall be consistent with the debts under the borrower’s name against the lender under the contract.

9. The lender has requested the borrower and its guarantor to have a complete and accurate understanding about the provisions contained herein and has provided a thorough and detailed explanation about the articles as required by the borrower and guarantor. And both parties’ understandings about the same contract are consistent.

10. If this contract is a detailed loan contract under the specified line of credit, this contract shall be deemed as a subcontract of / contract (referred to as the master contract) (with the number of / ), and shall have the same legal force as the master contract. This loan amount will also be counted into the line of credit.

11. This contract is made in duplicate. The lender and the borrower will hold one copy each, the guarantor will hold / copy. All copies shall have the same legal effect.

12. Supplementary clause: / .

Signature page.